Exhibit 10.3

SECURITIES ASSIGNMENT AGREEMENT

(INDUSTRY ADVISORS)

This Securities Assignment Agreement is dated as of October 27, 2020 (this “Assignment”), by and among Adit EdTech Sponsor, LLC, a Delaware limited liability company (the “Assignor”), and the parties identified on the signature page hereto (each an “Assignee” and collectively, the “Assignees”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Assignor wishes to assign shares of common stock, par value $0.0001 per share (“Common Stock”), of Adit EdTech Acquisition Corp. (the “Company”) to the Assignees, and the Assignees wish to purchase and receive the Shares (as defined below) from the Assignor.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Shares. Assignor hereby assigns 7,500 shares of Common Stock to each of the Assignees (collectively, the “Shares”). Each Assignee has paid to the Assignor an aggregate amount of Thirty Dollars ($30.00) (the “Purchase Price”), in consideration of the assignment of the Shares. Notwithstanding the foregoing, in the event that the Company determines for any reason not to nominate, elect or appoint any Assignee as a member of the board of advisors of the Company, or if any Assignee otherwise does not become a member of the board of advisors of the Company for any reason, on or prior to the closing of the Public Offering, such Assignee shall automatically forfeit all of the Shares held by such Assignee, which shall automatically be assigned and returned to the Assignor, and the Assignor shall promptly return the Purchase Price to such Assignee. The applicable Assignee shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 1, including entering into agreements and delivering certificates and instruments and consents as may be deemed by Assignor to be necessary or appropriate, and the applicable Assignee hereby grants to Assignor and any representative designated by Assignor without further action by such Assignee a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of such Assignee, which power of attorney shall be deemed to be coupled with an interest.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Investment Representations. Each Assignee represents and warrants, with respect to himself or herself only, as set forth herein. Such Assignee hereby acknowledges that an investment in the Shares involves certain significant risks. Such Assignee has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Assignee acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Assignee (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). Such Assignee further understands that Assignee will be required to execute and deliver a letter agreement including, among other provisions, the foregoing transfer restrictions, and that any certificates evidencing the Shares bear a legend referring to such transfer restrictions.

The Shares are being acquired solely for such Assignee’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Assignee has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Assignee has been given the opportunity to (i) ask questions of and receive answers from the Assignor and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Assignor possesses or can acquire without unreasonable effort or expense that is necessary to assist such Assignee in evaluating the advisability of the purchase of the Shares and an investment in the Company. Such Assignee is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Assignee is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.

Section 4. Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

ASSIGNOR:

ADIT EDTECH SPONSOR, LLC

By:	/s/ Eric Munson
Name: Eric Munson
Title: Chairman of the Board

ASSIGNEES:

/s/ Vuk Jeremic
VUK JEREMIC

/s/ Eva Kaili
EVA KAILI

/s/ William Bennett
WILLIAM BENNETT

[Signature Page to Securities Assignment Agreement]